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                                                         Exhibit No. 10(viii)(a)



                               FIRST AMENDMENT TO
                        STILLWATER CAPITAL ADVISORS, LLC
                             ENGAGEMENT LETTER WITH
                             FANZ ENTERPRISES, INC.


         This First Amendment to the Stillwater Capital Advisors, LLC Engagement Letter with FanZ Enterprises, Inc. (this "Amendment"), dated June 13 , 2001, is by and between FANZ ENTERPRISES, INC., a Delaware corporation, (hereinafter referred to as the "Company") and STILLWATER CAPITAL ADVISORS, LLC, a Georgia limited liability company (hereinafter referred to as the "Advisor").

         WHEREAS, the Company and the Advisor entered into an Engagement Letter, dated January 1, 2001 (the "Agreement"); and

         WHEREAS, the Company has been requested by the administrators of various state securities agencies to revise the Agreement as a pre-condition to approval of the Company's application for securities registration under the Coordinated Equity Review program.

         NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

         A. Paragraph 6 of the Agreement shall be revised, and hereby is amended to read, as follows:

                  6. It is understood that the services of the Advisor hereunder are limited to those contained herein, and the Company agrees to indemnify the Advisor and hold it harmless from and against any and all losses, claims, damages, liabilities and expenses including expense of litigation or preparation therefore, which may be asserted against the Advisor, its officers, directors and affiliates in connection with or arising out of this engagement, except for such losses, claims, damages, liabilities and expenses arising out of this engagement, and arising solely as a result of the negligence or misconduct of the Advisor. The Company agrees that neither the Advisor nor any of its affiliates, employees, agents, shareholders or directors shall have any liability (whether in contract or tort or otherwise) except to the extent that such liability arises solely by reason of the negligence or misconduct of the Advisor. The foregoing indemnity shall survive the completion of the services contemplated herein.

         B. All other provisions of the Agreement, not specifically addressed in Section A above, shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have hereunto affixed their signatures as of this 13 day of June, 2001.


                                        FANZ ENTERPRISES, INC.


                                        By: /s/ Frederick L. McDonald, II
                                           -------------------------------------
                                           Frederick L. McDonald, II
                                           President


                                        STILLWATER CAPITAL ADVISORS, LLC


                                        By: /s/ Robert L. Farmer
                                           -------------------------------------
                                           Robert L. Farmer
                                           Member